UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2003

 CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Donahue Ferry Road Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (318) 484-7400

Item 7.                        Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed herewith:

99.1     Press release issued November 6, 2003 regarding Cleco Corporation's earnings for the quarter and nine month periods ended September 30, 2003.

Item 12.          Results of Operations and Financial Condition.

                         On November 6, 2003, Cleco Corporation (the "Company") reported earnings for the quarter and nine month periods ended September 30, 2003.  For additional information regarding the Company's earnings for such periods, please refer to the press release attached to this report as Exhibit 99.1 (the "Press Release"), which is incorporated by reference herein.  The information in the Press Release is being furnished, not filed, pursuant to Item 12.  Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or of any of its subsidiaries, including Cleco Power LLC.

                        At 11 a.m. Eastern Time (10 a.m. Central Time), on Friday, November 7, 2003, management of the Company will host a conference call to speak to the public, as well as various members of the financial investment community, regarding the Company's results for the quarter and nine month periods ended September 30, 2003.  The call will be broadcast live on the Internet, and replays will be available for 12 months.  The webcast may be accessed through the Company's website at http://www.cleco.com, by selecting "Investor Relations," then "Investor Relations/Webcasts" and "Cleco Corporation Third Quarter Earnings Conference Call."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATION
Date: November 6, 2003	By: /s/ Kathleen F. Nolen
Kathleen F. Nolen
Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release issued November 6, 2003 regarding Cleco Corporation's earnings for the quarter and nine month periods ended September 30, 2003.